   As filed with the Securities and Exchange Commission on December 30, 1997

                                                     Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              COLLAGEN CORPORATION
             (Exact name of Registrant as specified in its charter)

                                   ----------

                  DELAWARE                                     94-2300486
        (State of other jurisdiction                        (I.R.S. Employer
      of incorporation or organization)                  Identification Number)

                                   ----------

                                2500 FABER PLACE
                           PALO ALTO, CALIFORNIA 94303
                                 (415) 856-0200
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                        1985 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                   ----------

                               GARY S. PETERSMEYER
                 President, Chief Executive Officer and Director
                              COLLAGEN CORPORATION
                                2500 Faber Place
                           Palo Alto, California 94303
                                 (415) 856-0200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                                Cathryn S. Chinn
                             Christine A. Tomomatsu
                                 Renee R. Deming
                                VENTURE LAW GROUP
                               2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488

------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------

                                                        Proposed       Proposed
                                                        Maximum        Maximum
                                                        Offering       Aggregate      Amount of
    Title of Securities to be        Maximum Amount     Price Per      Offering      Registration
            Registered              to be Registered      Share         Price             Fee
-------------------------------------------------------------------------------------------------
1985 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock,
  $0.01 par value.................   100,000 Shares(1)   $16.655(2)    $1,665,500.00     $491.32

-------------------------------------------------------------------------------------------------
               TOTAL                 100,000 Shares                    $1,665,500.00     $491.32

-----------------------
(1) This total represents a 100,000 share increase in the shares reserved for issuance under the Registrant's 1985 Employee Stock Purchase Plan, which increase was approved by the Registrant's Board of Directors on August 7, 1997 and the Registrant's stockholders on October 29, 1997. This total excludes an additional 600,000 shares that were registered for issuance under the 1985 Employee Stock Purchase Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant. The Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. This computation is based on 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on December 16, 1997 because the price at which the shares will be issued in the future is not currently determinable. Pursuant to Section 7 of the 1985 Employee Stock Purchase Plan, such shares will be issued at 85% of their market value as of specified dates.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   INFORMATION INCORPORATED BY REFERENCE.

        The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

        (A) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (B) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as amended by Form 10-Q/A filed December 22, 1997, filed pursuant to Section 13 of the Exchange Act.

        (C) The descriptions of the Registrant's Common Stock and associated preferred share purchase rights contained in the Registrant's Registration Statements on Form 8-A filed August 26, 1982 and November 29, 1994, respectively, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4   DESCRIPTION OF SECURITIES.  Not Applicable.


ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.





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

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

         The Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

         The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he was or is a director, officer, or employee of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant.

         The Registrant has entered or will enter into indemnification agreements with its directors and certain of its officers. The Registrant intends to purchase insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.



ITEM 8   EXHIBITS.

      Exhibit
      Number        Document
      ------        --------
         4.1(1)     1985 Employee Stock Purchase Plan, as amended.

         5.1        Opinion of Venture Law Group, a Professional Corporation.

        23.1        Consent of Venture Law Group, a Professional Corporation
                    (contained in Exhibit 5.1 hereto).

        23.2        Consent of Ernst & Young LLP, Independent Auditors.

        24.1        Power of Attorney (see page 7).

--------------------
      (1) Incorporated by reference to Exhibit 10.43 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

ITEM 9   UNDERTAKINGS.

               The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature page follows]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Collagen Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on December 29, 1997.

                                       COLLAGEN CORPORATION



                                       By:   /s/ Gary S. Petersmeyer
                                           -----------------------------------
                                             Gary S. Petersmeyer,
                                             President, Chief Executive Officer
                                             and Director


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary S. Petersmeyer and Norman L. Halleen, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, any place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                            Title                          Date
----------------------------------    -----------------------------    -----------------------
/s/ Gary S. Petersmeyer               President, Chief Executive       December 29, 1997
-----------------------------         Officer and Director
(Gary S. Petersmeyer)                 (Principal Executive Officer)


/s/ Norman L. Halleen                 Vice President and Chief         December 29, 1997
-----------------------------         Financial Officer
(Norman L. Halleen)                   (Principal Accounting and
                                      Financial Officer)

/s/ Anne L. Bakar                     Director                         December 29, 1997
-----------------------------
(Anne L. Bakar)

/s/ John R. Daniels, M.D.             Director                         December 29, 1997
-----------------------------
(John R. Daniels, M.D.)

/s/ William G. Davis                  Director                         December 29, 1997
-----------------------------
(William G. Davis)

/s/ Reid W. Dennis                    Director                         December 29, 1997
-----------------------------
(Reid W. Dennis)

/s/ Craig W. Johnson                  Director                         December 29, 1997
-----------------------------
(Craig W. Johnson)




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

                                INDEX TO EXHIBITS

Exhibit
Number
------
  4.1(1)     1985 Employee Stock Purchase Plan, as amended.

  5.1        Opinion of Venture Law Group, a Professional Corporation.

 23.1        Consent of Venture Law Group, a Professional Corporation
             (contained in Exhibit 5.1 hereto).

 23.2        Consent of Ernst & Young LLP, Independent Auditors.

 24.1        Power of Attorney (see page 7).

---------------
(1) Incorporated by reference to Exhibit 10.43 filed with the Registrant's
    Annual Report on Form 10-K for the fiscal year ended June 30, 1997.